Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2010, in the Registration Statement on Form S-1 and related Prospectus of Quark Pharmaceuticals, Inc. dated September 24, 2010.

September 24, 2010	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global